EXHIBIT 21
SUBSIDIARIES OF WESTLAKE CORPORATION *

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization	Names Doing Business

Axiall Canada, Inc.	Canada	Axiall Canada, Inc.

Axiall, LLC	Delaware	Axiall, LLC

DaVinci Roofscapes, L.L.C.	Kansas	DaVinci Roofscapes, L.L.C.

Westlake Dimex LLC	Delaware	Dimex LLC

Eagle Natrium LLC	Delaware	Eagle Natrium LLC

Eagle Spinco Inc.	Delaware	Eagle Spinco Inc.

Eagle US 2 LLC	Delaware	Eagle US 2 LLC

LASCO Fittings, LLC	Delaware	LASCO Fittings, LLC

North American Pipe Corporation	Delaware	North American Pipe Corporation and NAPCO

North American Specialty Products LLC	Delaware	North American Specialty Products LLC

Plastic Trends, Inc.	Michigan	Plastic Trends, Inc.

Rome Delaware Corp.	Delaware	Rome Delaware Corp.

Royal Building Products (USA) Inc.	Delaware	Royal Building Products (USA) Inc.

Royal Group, Inc./Groupe Royal, Inc.	Canada	Royal Group, Inc., Groupe Royal, Inc. Produits de Bâtiment Royal, Royal Building Products, Royal Building Solutions, Roytec Vinyl and NAPCO Royal Pipe & Fittings

Taiwan Chlorine Industries Ltd.	Taiwan	Taiwan Chlorine Industries Ltd.

Vinnolit Benelux-France B.V.B.A.	Dendermonde, Belgium	Vinnolit Benelux-France B.V.B.A.

Vinnolit GmbH & Co. KG	Ismaning, Germany	Vinnolit GmbH & Co. KG

Vinnolit Holdings GmbH	Ismaning, Germany	Vinnolit Holdings GmbH

Vinnolit Italia S.r.L.	Milan, Italy	Vinnolit Italia S.r.L.

Vinnolit Limited	United Kingdom	Vinnolit Limited

Vinnolit Monomer Geschäftsführungs GmbH	Ismaning, Germany	Vinnolit Monomer Geschäftsführungs GmbH

Vinnolit Treuhand GmbH	Ismaning, Germany	Vinnolit Treuhand GmbH

Westlake Chemical OpCo LP	Delaware	Westlake Chemical OpCo LP

Westlake Chemical Partners GP LLC	Delaware	Westlake Chemical Partners GP LLC

Westlake Chemical Partners LP	Delaware	Westlake Chemical Partners LP

Westlake Compounds LLC	Delaware	Westlake Compounds LLC

Westlake Germany GmbH & Co. KG	Germany	Westlake Germany GmbH & Co. KG

Westlake International I B.V.	The Netherlands	Westlake International I B.V.

Westlake Longview Corporation	Delaware	Westlake Longview Corporation

Westlake Management Services, Inc.	Delaware	Westlake Management Services, Inc.

Westlake Petrochemicals LLC	Delaware	Westlake Petrochemicals LLC

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Westlake Polymers LLC	Delaware	Westlake Polymers LLC

Westlake Royal Building Products Inc.	Delaware	Westlake Royal Building Products Inc. and Boral Building Products Inc

Westlake Royal Roofing LLC	Delaware	Westlake Royal Roofing LLC and Boral Roofing LLC

Westlake Royal Stone LLC	Delaware	Westlake Royal Stone LLC and Boral Stone Products LLC

Westlake Royal Windows LLC	Delaware	Westlake Royal Windows LLC and Boral Windows LLC

Westlake Styrene LLC	Delaware	Westlake Styrene LLC

Westlake Switzerland GmbH	Switzerland	Westlake Switzerland GmbH

Westlake Vinyls Company LP	Delaware	Westlake Vinyls Company LP

WPT LLC	Delaware	WPT LLC

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*    Westlake has elected to omit the names of certain subsidiaries. None of the omitted subsidiaries, considered either alone or together with the other omitted subsidiaries of its immediate parent, constitutes a “Significant Subsidiary” as set forth in Section 601(b)(21) of Regulation S-K.

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